EXHIBIT 10.3 PROMISSORY NOTE



                                 PROMISSORY NOTE

$200,000                                                      February 19, 2002


     FOR VALUE RECEIVED, Logistics Management Resources, Inc. (the "Debtor"), hereby promises to pay to Midwest Merger LLC (hereinafter referred to as the "Payee"), or assigns the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest on the unpaid principal balance at a rate of four percent (4%) per annum, with interest to accrue and be added to the principal amount until February 19, 2003, monthly interest payments to be made commencing March 19, 2003 through the date this note is paid in full, and with a final payment of all accrued interest and principal on February 19. Notwithstanding the foregoing, the note shall become immediately due and payable if:

(a) an order for relief is entered in any case commenced by or against Debtor under the federal bankruptcy laws, as now or hereafter in effect;

(b) the filing or commencing of any action or proceeding under any federal or state bankruptcy, insolvency, composition, reorganization, liquidation, dissolution or other similar law, or such a proceeding is commenced against Debtor and either an order of insolvency, dissolution, liquidation or reorganization is entered against Debtor or the proceeding remains undismissed or unstayed for 60 days;

(c) the making of an assignment for the benefit of creditors or commencing any similar Debtor relief proceeding, whether judicial or non-judicial; or

(d) the making of any application for or the appointment of, any receiver, trustee, or custodian of debtor or its property.

     Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this note and all notices of every kind are hereby waived.

     If any amount owing under this Note is not paid when due, the undersigned promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

     This Note shall be deemed to be a contract made under the laws of the Commonwealth of Kentucky and shall be governed by and construed in accordance with the internal laws thereof.

LOGISTICS MANAGEMENT RESOURCES, INC.


/s/ Danny Pixler
-----------------------
Danny Pixler, President